SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2003

Radian Group Inc.

(Exact name of registrant as specified in its Charter)

Delaware	1-11356	23-2691170
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Market Street, Philadelphia, PA (Address of principal executive offices)		19103 (zip code)

(215) 564-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

99	Quarterly Operating Supplements of Radian Asset Assurance Inc. and Radian Reinsurance Inc. for the fourth quarter of 2002 and the first quarter of 2003.

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 11, 2003, Radian Group Inc. (the “Company”) posted on its website, in the “Investor Information” section, quarterly operating supplements setting forth certain statutory financial information about the Company’s two main operating subsidiaries through which the Company conducts its financial guaranty business, Radian Asset Assurance Inc. and Radian Reinsurance Inc., for the fourth quarter of 2002 and the first quarter of 2003. The quarterly operating supplements also contain previously publicly reported financial information about the Company. The quarterly operating supplements are attached hereto as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: August 11, 2003	By:	/S/ C. ROBERT QUINT
C. Robert Quint
Chief Financial Officer